Exhibit (e)(1)


                             DISTRIBUTION AGREEMENT

        This Distribution Agreement (the "Agreement") made this 6th day of September, 2007, by and between Realty Funds, Inc. a Maryland Corporation (the "Fund") having its principal place of business at 420 Lexington Avenue, New York, New York 10170, and ALPS Distributors, Inc., a Colorado corporation (the "Distributor") having its principal place of business at 1290 Broadway, Suite 1100, Denver, CO 80203.

        WHEREAS, the Fund is a registered open-end management investment company organized as a series Fund offering a number of portfolios of securities (each a "Portfolio" and collectively the "Portfolios"), each investing primarily in equity securities selected to reflect the performance of a particular market index, having filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act");

        WHEREAS, the Fund intends to create and redeem shares of common stock, par value $.0001 per Share (the "Shares") of each Portfolio on a continuous basis at their net asset value only in aggregations constituting a Creation Unit, as such term is defined in the Registration Statement;

        WHEREAS, the Shares of each Portfolio will be listed on the New York Stock Exchange (the "NYSE") and traded under the symbols set forth in Exhibit A, attached hereto and incorporated herein by reference;

        WHEREAS, the Fund desires to retain the Distributor to act as the distributor with respect to the issuance and distribution of Creation Units of Shares of each Fund, hold itself available to receive and process orders for such Creation Units in the manner set forth in the Fund's Prospectus, and to enter into arrangements with broker-dealers who may solicit purchases of Shares and with broker-dealers and others to provide for servicing of shareholder accounts and for distribution assistance, including broker-dealer and shareholder support;

        WHEREAS, the Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and a member of the National Association of Securities Dealers ("NASD"); and

        WHEREAS, the Distributor desires to provide the services described herein to the Fund.

        NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. Appointment. The Fund hereby appoints the Distributor as the distributor for Creation Unit aggregations of Shares of each Fund listed in Exhibit A hereto, as may be amended by the parties from time to time, on the terms and for the period set forth in this Agreement and subject to the registration requirements of the 1933 Act and of the laws governing the sale of securities in


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the various  states,  and the  Distributor  hereby accepts such  appointment and agrees to act in such capacity hereunder.

2. Definitions. Wherever they are used herein, the following terms have the following respective meanings:

        a. "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time;

        b. "Prospectus" means the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of the Fund under the 1933 Act and the 1940 Act as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the Commission from time to time;

        c. "Registration Statement" means the registration statement most recently filed from time to time by the Fund with the Commission and effective under the 1933 Act and the 1940 Act, as such registration statement is amended by any amendments thereto at the time in effect;

        d. All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3. Duties of the Distributor.

        (a) The Fund grants to the Distributor the right to receive all orders for purchases of Creation Units of each Fund from Participating Parties or DTC Participants which have executed a Participant Agreement ("Authorized Participants") and to transmit such orders to the Fund in accordance with the Registration Statement and Prospectus; provided, however, that nothing herein shall affect or limit the right and ability of the Fund to accept Deposit Securities and related Cash Components through or outside the Clearing Process, and as provided in and in accordance with the Registration Statement and Prospectus. The Fund acknowledges that the Distributor shall not be obligated to accept any certain number of orders for Creation Units and nothing herein shall prevent the Distributor from entering into like distribution arrangements with other investment companies.

        (b) The Distributor agrees to act as agent of the Fund with respect to the continuous distribution of Creation Units of each Portfolio as set forth in the Registration Statement and in accordance with the provisions thereof. The Distributor further agrees as follows: (a) the Distributor shall enter into Participant Agreements between and among Authorized Participants, the Distributor and the Transfer Agent in accordance with the Registration Statement and Prospectus; (b) the Distributor shall generate and transmit confirmations of Creation Unit purchase order acceptances to the purchaser; (c) the Distributor shall deliver copies of the prospectus, included in the Registration Statement, to purchasers of such Creation Units and upon request the Statement of Additional Information; and (d) the Distributor shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.

                                                                  Exhibit (e)(1)

        (c) (i) The Distributor agrees to use all reasonable efforts, consistent with its other business, to facilitate the purchase of Creation Units through Authorized Participants in accordance with the procedures set forth in the Prospectus and the Participant Agreement.

               (ii) The Distributor shall, at its own expense, execute selected or soliciting dealer participant agreements ("Participant Agreements") with registered broker-dealers and other eligible entities providing for the purchase of Creation Units of Shares of the Funds and related promotional activities, in the forms as approved by the Board of Directors of the Fund. The Fund shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the Funds (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials that have been approved in writing by the Distributor. Furthermore, the Distributor shall clear and file all advertising, sales, marketing and promotional materials of the Funds with the NASD.

        (d) The Distributor agrees to administer the Distribution Plan on behalf of the Fund. The Distributor shall, at its own expense, set up and maintain a system of recording and payments for fees and reimbursement of expenses disseminated pursuant to this Agreement and any other related agreements under the Funds' Rule 12b-1 Plans and shall, pursuant to the 1940 Act, report such payment activity under the Distribution Plan to the Fund at least quarterly.

        (e) The Distributor shall provide toll-free lines, by way of the New York Stock Exchange [Index Share Product Hotline (1-800-THE-NYSE)] for direct investor and shareholder use between the hours of 9:00 a.m. and 8:00 p.m. Eastern standard time on each day the New York Stock Exchange is open for business, with appropriate NASD licensed order taking and distribution services staff.

        (f) All activities by the Distributor and its agents and employees which are primarily intended to result in the sale of Creation Units shall comply with the Registration Statement and Prospectus, the instructions of the Board of Directors of the Fund and all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the Commission or any securities association registered under the 1934 Act, including the NASD and the NYSE.

        (g) Except as otherwise noted in the Registration Statement and Prospectus, the offering price for all Creation Units of Shares will be the aggregate net asset value of the Shares per Creation Unit of the relevant Fund, as determined in the manner described in the Registration Statement and Prospectus.

        (h) If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Creation Units will be processed by the Distributor except such unconditional orders as may have been placed with the Distributor before it had knowledge of the suspension. In addition, the Fund reserves the right to suspend sales and Distributor's authority to process orders for Creation Units on behalf of the Fund, upon due notice to the Distributor, if, in the judgment of the Fund, it is in the best interests of the Fund to do so. Suspension will continue for such period as may be determined by the Fund.

        (i) The Distributor is not authorized by the Fund to give any information or to make any representations other than those contained in the Registration Statement or Prospectus or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. The Distributor shall be entitled to rely on and shall not be responsible in any way for information provided to it by the Fund and its respective service providers and shall not be liable or responsible for the errors and omissions of such service providers, provided that the foregoing shall not be construed to protect the Distributor against any liability to the Fund or the Fund's shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

        (j) The Board of Directors shall approve the form of any Soliciting Dealer Agreement to be entered into by the Distributor.

        (k) At the request of the Fund, the Distributor shall enter into agreements in the form specified by the Fund (each a "Participant Agreement") with participants in the system for book-entry of The Depository Fund Company and the NSCC as described in the Prospectus.

        (l) The Distributor shall ensure that all direct requests for Prospectuses, Statements of Additional of Information and periodic fund reports, as applicable, are fulfilled. In addition, the Distributor shall arrange to provide the NYSE (and any other national stock exchange on which the Shares may be listed) with copies of Prospectuses to be provided to purchasers in the secondary market. The Distributor will generally make it known in the brokerage community that prospectuses and statements of additional information are available, including by (i) advising the NYSE on behalf of its member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Distributor with the NASD, and (iii) as may otherwise be required by the Commission.

        (m) The Distributor agrees to make available, at the Fund's request, one or more members of its staff to attend Board meetings of the Fund in order to provide information with regard to the ongoing distribution process and for such other purposes as may be requested by the Board of Directors of the Fund.

        (n) The Distributor shall review all sales and marketing materials for compliance with applicable laws and conditions of any applicable exemptive order, and file such materials with the NASD when necessary or appropriate. All such sales and marketing materials must be approved, in writing, by the Distributor prior to use.

4. Duties of the Fund.

        (a) The Fund agrees to issue Creation Unit aggregations of Shares of each Portfolio and to request The Depository Fund Company to record on its books the ownership of such Shares in accordance with the book-entry system procedures described in the Prospectus in such amounts as the Distributor has requested through the Transfer Agent in writing or other means of data transmission, as promptly as practicable after receipt by the Fund of the requisite Deposit Securities and Cash Component (together with any fees) and acceptance of such order, upon the

                                                                  Exhibit (e)(1)

terms described in the Registration Statement. The Fund may reject any order for Creation Units or stop all receipts of such orders at any time upon reasonable notice to the Distributor, in accordance with the provisions of the Prospectus.

        (b) The Fund agrees that it will take all action necessary to register an indefinite number of Shares under the 1933 Act. The Fund will make available to the Distributor such number of copies of its then currently effective Prospectus as the Distributor may reasonably request. The Fund will furnish to the Distributor copies of all information, financial statements and other papers, which the Distributor may reasonably request for use in connection with the distribution of Creation Units. The Fund shall keep the Distributor informed of the jurisdictions in which Shares of the Fund are authorized for sale and shall promptly notify the Distributor of any change in this information. The Distributor shall not be liable for damages resulting from the sale of Shares in authorized jurisdictions where the Distributor had no information from the Fund that such sale or sales were unauthorized at the time of such sale or sales.

        (c) The Fund represents to the Distributor that the Registration Statement and Prospectus filed by the Fund with the Commission with respect to the Fund have been prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the Commission thereunder. The Fund will notify the Distributor promptly of any amendment to the Registration Statement or supplement to the Prospectus and any stop order suspending the effectiveness of the Registration Statement.

5. Fees and Expenses.

        (a) The Fund will, with respect to each Portfolio, pay to the Distributor all fees and expenses pursuant to the terms of any Distribution and Service Plan in effect for each respective Fund.

        (b) The Distributor will bear the following costs and expenses relating to the distribution of Creation Units of the Portfolio: (a) the costs of processing and maintaining records of creations of Creation Units; (b) the costs of maintaining the records required of a broker-dealer registered under the 1934 Act; (c) the expenses of maintaining its registration or qualification as a dealer or broker under federal or state laws; and (d) all other expenses incurred in connection with the distribution services contemplated herein, except as specifically provided in this Agreement.

6. Indemnification.

        (a) The Fund agrees to indemnify and hold harmless the Distributor and each of the directors, officers, agents and employees and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (any of the Distributor, their officers, agents, employees and directors or such control persons, for purposes of this paragraph, an "Indemnitee") against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon the claim that the Registration Statement, Prospectus, shareholder reports or other information filed or made public by the Fund

(as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus, in light of the circumstances under which they were made) not misleading under the 1933 Act, or any other statute or the common law. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with information furnished to the Fund by or on behalf of the Distributor. The Fund will also not indemnify any Indemnitee with respect to any untrue statement or omission made in the Registration Statement or Prospectus that is subsequently corrected in such document (or an amendment thereof or supplement thereto) if a copy of the Prospectus (or such amendment or supplement) was not sent or given to the person asserting any such loss, liability, claim, damage or expense at or before the written confirmation to such person in any case where such delivery is required by the 1933 Act and the Fund had notified the Distributor of the amendment or supplement prior to the sending of the confirmation. In no case (i) is the indemnity of the Fund in favor of any Indemnitee to be deemed to protect the Indemnitee against any liability to the Fund or its shareholders to which the Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Indemnitee unless the Indemnitee shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon Indemnitee (or after Indemnitee shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to any Indemnitee against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to Indemnitee, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any suit and retain counsel, Indemnitee, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Indemnitee, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Fundees in connection with the issuance or sale of any of the Creation Units or the Shares.

        (b) The Distributor agrees to indemnify and hold harmless the Fund and each of its Directors and officers and any person who controls the Fund within the meaning of Section 15 of the 1933 Act (for purposes of this paragraph, the Fund and each of its Directors and officers and its controlling persons are collectively referred to as the "Fund Affiliates") against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) which the Fund Affiliate may incur under the 1933 Act or any other statute or common law, but only to the extent that such loss, liability, claim, damages or expense shall arise out of or be based upon (i) the allegation of any wrongful act of the Distributor or any of its employees or (ii) allegation that the Registration Statement, Prospectus, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or

                                                                  Exhibit (e)(1)

necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with information furnished to the Fund by or on behalf of the Distributor. In no case
(i) is the indemnity of the Distributor in favor of any Fund Affiliate to be deemed to protect any Fund Affiliate against any liability to the Fund or its security holders to which such Fund Affiliate would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Fund Affiliate unless the Fund Affiliate shall have notified the Distributor in writing of the claim within a reasonable time after the summons or the first written notification giving information of the nature of the claim shall have been served upon the Fund Affiliate (or after the Fund Affiliate shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund Affiliate against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Fund, its officers and Board and to any controlling person or persons, defendant or defendants in the suit. In the event that Distributor elects to assume the defense of any suit and retain counsel, the Fund or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Fund, its officers and Board or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issuance and sale of any of the shares.

        (c) No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 6(a) or 6(b) above, without the prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section 6 shall survive the termination of this Agreement.

7.      Representations.

        (a) The Distributor represents and warrants that (i) it is duly organized as a Colorado corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; and (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound and (iv) it is registered as a broker-dealer under the 1934 Act and is a member of the NASD.

        (b) The Distributor represents and warrants that it will maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA Patriot Act") and all applicable laws and regulations promulgated thereunder. The Distributor will supply the fund with copies of the Distributor's anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Fund may reasonably request from time to time.

        (c) The Distributor represents and warrants that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

        (d) The Fund represents and warrants that (i) it is duly organized as a Maryland Corporation and is and at all times will remain duly authorized to carry out its obligations as contemplated herein; (ii) it is registered as an investment company under the 1940 Act; (iii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; and (iv) its entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Fund is a party or by which it is bound.

8. Duration, Termination and Amendment.

        (a) This Agreement shall be effective on September 6, 2007, and unless terminated as provided herein, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually by the vote of a majority of the Board of Directors, and by the vote of those Directors who are not "interested persons" of the Fund (the "Independent Directors") and if a plan under Rule 12b-1 under the 1940 Act is in effect, by the vote of those Directors who are not "interested persons" of the Fund and who are not parties to such Plan or this Agreement and have no financial interest in the operation of such Plan or in any agreements related to such Plan, cast in person at a meeting called for the purpose of voting on the approval. This Agreement may be terminated at any time, without the payment of any penalty, as to each Portfolio (i) by vote of a majority of the Independent Directors or (ii) by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, on at least sixty (60) days prior written notice to the Distributor. In addition, this Agreement may be terminated at any time by the Distributor upon at least sixty (60) days prior written notice to the Fund. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph, the terms "assignment" and "interested persons" shall have the respective meanings specified in the 1940 Act.

        (b) During such period as the Distributor receives compensation pursuant to the 12b-1 Plans, and this Agreement constitutes a 12b-1 Plan related agreement, (i) any material amendment to this Agreement requires the approval provided for in paragraph (a) with respect to annual renewals of this Agreement, and (ii) any amendment that materially increases the amount to be spent for distribution services requires the additional approval of the majority of the Fund's outstanding voting securities (as defined in the 1940 Act) of each affected Fund.

        (c) No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

                                                                  Exhibit (e)(1)

9. Notice. Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the
Distributor:  ALPS  Distributors,  Inc., P.O. Box 328, Denver, CO 80201,  Attn.:
General  Counsel,  if to the Fund:.  420 Lexington  Avenue,  New York,  New York
10170.

10. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Colorado, without giving effect to the choice of laws provisions thereof.

11. Counterparties. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Severability. If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement's intent and purpose, be amended, to the extent legally possible, by valid
provisions  in  order  to  effectuate  the  intended   results  of  the  invalid
provisions.

13. Insurance. The Distributor agrees to maintain fidelity bond and liability insurance coverages which are, in scope and amount, consistent with coverages customary for distribution activities relating to the Fund. The Distributor shall notify the Fund upon receipt of any notice of material, adverse change in the terms or provisions of its insurance coverage. Such notification shall include the date of change and the reason or reasons therefor. The Distributor shall notify the Fund of any material claims against it, whether or not covered by insurance, and shall notify the Fund from time to time as may be appropriate of the total outstanding claims made by it under its insurance coverage.

14. Segregation of Fees and Expenses. Amounts paid by each Fund to the Distributor under its 12b-1 Plan either for distribution related services or shareholder services shall not be used to pay for the distribution of Shares of, or shareholder servicing in respect of, any other Fund. However, fees under the 12b-1 Plan attributable to the Fund as a whole shall be allocated to each Fund according to the method adopted by the Fund's Board of Directors. Fees attributable to the Fund as a whole shall include any amounts payable under the 12b-1 Plans to the Distributor for its services rendered hereunder. The Distributor's allocation of such 12b-1 Plan fees shall be subject to review by the Fund's Board of Directors.

15. Confidentiality. During the term of this Agreement, the Distributor and the Fund may have access to confidential information relating to such matters as either party's business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, "Confidential Information" means information belonging to one of the parties which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes, without limitation, financial information, proposal and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of this Agreement and as proved by the other party or as required by law.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.




                            REALTY FUNDS, INC.

                            By:  /s/ Anthony F. Dudzinksi
                                 ------------------------
                            Title:  President

                            ALPS DISTRIBUTORS, INC.

                            By: /s/ Thomas A. Carter
                                --------------------
                            Name: Thomas A. Carter
                            Title: Managing Director

                                                                  Exhibit (e)(1)

                                    EXHIBIT A
                                    ---------

                               REALTY FUNDS, INC.


        Adelante Shares RE Growth Exchange-Traded Fund
        Adelante Shares RE Value Exchange-Traded Fund
        Adelante Shares RE Classics Exchange-Traded Fund
        Adelante Shares RE Kings Exchange-Traded Fund
        Adelante Shares RE Yield Plus Exchange-Traded Fund
        Adelante Shares RE Shelter Exchange-Traded Fund
        Adelante Shares RE Composite Exchange-Traded Fund